Exhibit 99.4

ENTERPRISE LEGAL PERSON
BUSINESS LICENSE
(DUPLICATE COPY)              1/1
REGISTRATION NO.: 530000400005044

NAME	Kun Ming Xin Yuan Tang Pharmacies Co. Ltd.

ADDRESS	No. 504, West Ren Min Road, Kunming

LEGAL REPRESENTATIVE	Wang Zhenjiang

REGISTERED CAPITAL	RMB Two Million

PAID-IN CAPITAL	RMB Two Million

BUSINESS TYPE	Limited Liability Company (Wholly Owned by Legal Person from Taiwan, Hong Kong or Macau)

BUSINESS SCOPE
wholesale of Chinese patent drugs, bio-chemicals, chemical preparations, antibiotics and biologicals (excluding blood products and vaccines), medical devices (class III: disposable sterile medical devices, injection and puncture devices; class II: equipment and instruments, medical materials and dressings for operating rooms, first-aid rooms, diagnosis and treatment rooms) and health food (if any item under the abovementioned business scope is subject to specific review and approval, as required by laws and administrative rules of the state, business activities shall be carried out in accordance with approved items and terms) ***

SHAREHOLDER (PROMOTER)	First China Pharmaceutical Group Limited.

OPERATION TERM	FROM	June 25, 2010
	TO	June 24, 2020
DATE OF ESTABLISHMENT	June 25, 2010

No. 0094046
REMARKS

1.	“Enterprise Legal Person Business License” is the evidence that the enterprise is qualified as a legal person and can operate lawfully.
2.	“Enterprise Legal Person Business License” shall have original and duplicate copies, which are equally authentic.
3.	The original “Enterprise Legal Person Business License” shall be placed at an eye-catching position at the business location of the enterprise.
4.	“Enterprise Legal Person Business License” shall not be forged, altered, leased, lent or transferred.
5.	The enterprise legal person shall apply to the original filing authority for filing of changes to registered issues, if any, and take a new “Enterprise Legal Person Business License”.
6.	The enterprise shall take part in annual inspections carried out between March 1 to June 30 every year.
7.	If “Enterprise Legal Person Business License” is revoked, the enterprise shall not carry out any business activities irrelevant to liquidation.
8.	The enterprise shall return the original and duplicate copies of “Enterprise Legal Person Business License” during its deregistration.
9.
If “Enterprise Legal Person Business License” is lost or damaged, the enterprise shall declare such license invalid on the newspaper designated by the filing authority and apply for re-issuance of such.

Status of Annual Inspections

FILING AUTHORITY:	Yunnan Administration of Industry and Commerce (SEAL)

June 25, 2010